CANADIAN ZINC CORPORATION

Suite 1202 – 700 West Pender Street

Vancouver, British Columbia V6C 1G8

NOTICE OF MEETING

AND

INFORMATION CIRCULAR

For

The Annual and Special General Meeting of Shareholders

To be Held on

Wednesday, June 16, 2004

CANADIAN ZINC CORPORATION

Suite 1202 – 700 West Pender Street

Vancouver, British Columbia V6C 1G8

NOTICE OF MEETING

TO:

The Shareholders of Canadian Zinc Corporation

NOTICE IS HEREBY GIVEN THAT an annual and special general meeting (the "Meeting") of the shareholders of Canadian Zinc Corporation (the "Company") will be held at 10th Floor, 595 Howe Street, Vancouver, British Columbia on Wednesday, June 16, 2004, at the hour of 10:00 a.m., Vancouver time, for the following purposes:

1.

To receive and consider the report of the directors and the financial statements of the Company together with the auditor's report thereon for the financial year ended December 31, 2003;

2.

To determine the number of directors at seven (7);

3.

To elect directors for the ensuing year;

4.

To appoint the auditor for the ensuing year;

5.

To authorize the directors to fix the remuneration to be paid to the auditor;

6.

To consider and, if though fit, to pass an ordinary resolution adopting a new 2004 stock option plan pursuant to which the maximum number of common shares of the Company which may be issued pursuant to options granted to directors, officers, employees and consultants of the Company and its subsidiaries, unless otherwise approved by shareholders, is 6,350,000 common shares (i.e., a fixed 10% stock option plan);

7.

To consider and, if though fit, to pass an ordinary resolution adopting an amended 2004 stock option plan as a replacement to the new fixed 10% stock option plan, pursuant to which the aggregate number of common shares of the Company which may be issued to directors, officers, employees and consultants of the Company and its subsidiaries may not exceed 10% of the issued and outstanding common shares at the time of the grant (i.e., a rolling 10% stock option plan) and otherwise having the same terms and conditions as the Company's 2004 Stock Option Plan, subject to the implementation of the Toronto Stock Exchange of policies permitting such plans;

8.

To consider and, if thought fit, to pass an ordinary resolution approving the issuance by the Company in one or more private placements during the 12 month period commencing June 16, 2004, of such number of securities as would result in the Company issuing or making issuable up to 68,496,427 common shares;

9.

To consider and, if thought fit, to pass a special resolution approving an amendment to the Company’s Notice of Articles (formerly "Memorandum") to delete certain "Pre-Existing Company Provisions" and bring the Company's charter documents into conformity with the new Business Corporations Act (British Columbia), the effect of which will be, among other things, to provide for two-thirds majority votes on special resolutions;

10.

To consider and, if thought fit, to pass a special resolution approving an amendment to the Company’s Notice of Articles to change the authorized capital to an unlimited number of common shares without par value;

11.

To consider and, if thought fit, to pass a special resolution adopting new Articles which contain updated provisions based on the new Business Corporations Act (British Columbia); and

12.

To transact such further or other business as may properly come before the Meeting and any adjournments thereof.

The accompanying information circular provides additional information relating to the matters to be dealt with at the Meeting and is deemed to form part of this notice.  Also accompanying this notice is a form of proxy and a supplemental mailing return card.  Any adjournment of the Meeting will be held at a time and place to be specified at the Meeting.

Only holders of common shares of record at the close of business on May 12, 2004 will be entitled to receive notice of and vote at the Meeting.  If you are unable to attend the Meeting in person, please complete, sign and date the enclosed form of proxy and return the same in the enclosed return envelope provided for that purpose within the time and to the location set out in the form of proxy accompanying this notice.

DATED this 14th day of May, 2004.

BY ORDER OF THE BOARD OF DIRECTORS

(Signed)
John F. Kearney Chairman, President and Chief Executive Officer

If you are a non-registered shareholder of the Company and receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or by the other intermediary.  Failure to do so may result in your shares not being eligible to be voted by proxy at the Meeting.

CANADIAN ZINC CORPORATION

Suite 1202 – 700 West Pender Street

Vancouver, British Columbia V6C 1G8

INFORMATION CIRCULAR

(As at May 12, 2004, except as otherwise indicated)

This information circular is furnished in connection with the solicitation of proxies by the management of Canadian Zinc Corporation (the "Company") for use at the annual and special general meeting of the Company to be held on June 16, 2004 and at any adjournments thereof (the "Meeting").  The solicitation will be conducted by mail and may be supplemented by telephone or other personal contact to be made without special compensation by officers and employees of the Company.  The cost of solicitation will be borne by the Company.

APPOINTMENT OF PROXYHOLDER

A duly completed form of proxy will constitute the person(s) named in the enclosed form of proxy as the shareholder's proxyholder.  The persons whose names are printed in the enclosed form of proxy for the Meeting are officers or Directors of the Company (the "Management Proxyholders").

A shareholder has the right to appoint a person other than a Management Proxyholder, to represent the shareholder at the Meeting by striking out the names of the Management Proxyholders and by inserting the desired person's name in the blank space provided or by executing a proxy in a form similar to the enclosed form.  A proxyholder need not be a shareholder.

REVOCABILITY OF PROXY

Any registered shareholder who has returned a proxy may revoke it at any time before it has been exercised.  In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing, including a proxy bearing a later date, executed by the registered shareholder or by his attorney authorized in writing or, if the registered shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized.  The instrument revoking the proxy must be deposited at the registered office of the Company, at any time up to and including the last business day preceding the date of the Meeting, or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting.  Only registered shareholders have the right to revoke a proxy.  Non-Registered Holders who wish to change their vote must, at least seven (7) days before the Meeting, arrange for their respective Intermediaries to revoke the proxy on their behalf.

VOTING BY PROXY

Common shares of the Company represented by properly executed proxies in the accompanying form will be voted or withheld from voting on each respective matter in accordance with the instructions of the shareholder on any ballot that may be called for.

If no choice is specified and one of the Management Proxyholders is appointed by a shareholder as proxyholder, such person will vote in favour of the matters proposed at the Meeting and for all other matters proposed by management at the Meeting.

The enclosed form of proxy also confers discretionary authority upon the person named therein as proxyholder with respect to amendments or variations to matters identified in the Notice of the Meeting and with respect to other matters which may properly come before the Meeting.  At the date of this information circular, management of the Company knows of no such amendments, variations or other matters to come before the Meeting.

COMPLETION AND RETURN OF PROXY

Completed forms of proxy must be deposited at the office of the Company's registrar and transfer agent, Computershare Investor Services Inc., Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, not later than forty-eight (48) hours, excluding Saturdays, Sundays and holidays, prior to the time of the Meeting, unless the chairman of the Meeting elects to exercise his discretion to accept proxies received subsequently.

NON-REGISTERED HOLDERS

Only registered shareholders or duly appointed proxyholders are permitted to vote at the Meeting.  Most shareholders of the Company are "non-registered" shareholders because the common shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the common shares.  More particularly, a person is not a registered shareholder in respect of common shares which are held on behalf of that person (the "Non-Registered Holder") but which are registered either: (a) in the name of an intermediary (an "Intermediary") that the Non-Registered Holder deals with in respect of the common shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSP's, RRIFs, RESPs and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited ("CDS")) of which the Intermediary is a participant.  In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, the Company has distributed copies of the notice of meeting, this information circular and the proxy (collectively, the "Meeting Materials") to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders. Generally, Non-Registered Holders who have not waived the right to receive Meeting Materials will either:

(a)

be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise not completed.  Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Holder when submitting the proxy.  In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deliver it to Computershare Trust Company of Canada as provided above; or

(b)

more typically, be given a voting instruction form which is not signed by the Intermediary, and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a "proxy authorization form") which the Intermediary must follow.  Typically, the proxy authorization form will consist of a one page pre-printed form.  Sometimes, instead of the one page pre-printed form, the proxy authorization form will consist of a regular printed proxy form accompanied by a page of instructions which contains a removable label containing a bar-code and other information.  In order for the form of proxy to validly constitute a proxy authorization form, the Non-Registered Holder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and return it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the common shares which they beneficially own.  Should a Non-Registered Holder who receives one of the above forms wish to vote at the Meeting in person, the Non-Registered Holder should strike out the names of the Management Proxyholders and insert the Non-Registered Holder's name in the blank space provided. In either case, Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or proxy authorization form is to be delivered.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as set out herein, to the knowledge of the management of the Company, no director or executive officer of the Company since the beginning of the Company's last financial year, nor any associate or affiliate of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matters to be acted upon at the Meeting other than the election of directors and the approval of stock option plans.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Company is authorized to issue 200,000,000 common shares without par value, of which as at May 12, 2004, the record date for the Meeting, 68,496,427 common shares were issued and outstanding. The holders of common shares are entitled to one vote for each common share held.  Holders of common shares of record at the close of business on May 12, 2004 will be entitled to receive notice of and vote at the meeting.  The Company has only one class of shares.

To the knowledge of management of the Company, no person beneficially owns, directly or indirectly, or exercises control or direction over shares carrying more than 10% of the voting rights attached to the common shares of the Company.

ELECTION OF DIRECTORS

At the meeting, shareholders will be asked to elect seven (7) directors (the "Nominees").  The following table provides the names of the Nominees and information concerning them.  The specified persons in the enclosed form of proxy intend to vote for the election of the Nominees.  Management does not contemplate that any of the Nominees will be  unable to serve as a director.  Each director of the Company holds office until his successor is elected or appointed.

Name, Province or State and Country of Ordinary Residence and Position Held with the Company	Principal Occupation During Preceding Five Years	Date First Became Director of the Company	Common Shares beneficially owned, directly or indirectly, or over which control or direction is exercised (1)
Robert Gayton British Columbia, Canada Chief Financial Officer and Director

Financial consultant to and Vice-President Finance of Western Silver Holdings Ltd., Quaterra Resources Inc., Eaglecrest Explorations Ltd., Pacific Cascade Resources Corp., Rio Fortuna Exploration Corp., Intl Bravo Resources Corp., Lightyear Technologies Inc., Director of seven public companies and three private companies

		May 2000	30,000 common shares 20,000 share purchase warrants

John F. Kearney(2) Ontario, Canada Chairman, President, Chief Executive Officer and Director	Chairman, President and Chief Executive Officer of Canadian Zinc Corporation since 2003; Chairman of Conquest Resources Limited since 2001; Chairman of Anglesey Mining plc since 1994	November 2001	140,000 common shares 450,000 stock options

John MacPherson British Columbia, Canada Director	Chairman of Mineworks Inc. since 2003; Chairman of Canadian Zinc Corporation from 2000 to June 2003	May 1999	60,000 common shares

David Nickerson Northwest Territories, Canada Director

Professional Engineer, Mining consultant, Director, Tyhee Development Corp.; previously Chairman of Northwest Territories Water Board; Member of Parliament, Member of NWT Legislative Assembly; Government Minister

		March 2004	Nil

Alan C. Savage(3) British Columbia, Canada Director	Chief Executive Officer of Doublestar Resources Ltd., Director of two public companies and one private company	June 2003	2,000 common shares

David Shaw British Columbia, Canada Director	Self employed as an independent consulting geologist	May 2000	50,000 common shares

Alan Taylor British Columbia, Canada Vice President, Exploration, Chief Operating Officer and Director	Vice President, Exploration of Canadian Zinc Corporation since 1999 and Chief Operating Officer of Canadian Zinc Corporation since March 2004	March 2004	Nil

(1)

The information as to common shares beneficially owned or over which the above-named directors exercise control or directors, not being within the knowledge of the Company, has been furnished by the respective directors individually.

(2)

Mr. Kearney served as a non-executive director of Q-Entertainment Inc. (TSX: QZR), a technology and entertainment company, from October 1996 to October 31, 1997.  On November 6, 1997, Q-Entertainment Inc. and its U.S. subsidiaries filed for Chapter 11 protection in the United States and subsequently filed for Chapter 7 bankruptcy in the United States Bankruptcy Court (Texas), following which a trustee in bankruptcy was appointed.  Mr. Kearney also served as a non-executive director of McCarthy Corporation plc, the largest shareholder in Q-Entertainment Inc., from July 2000 to March 2003.  In June 2003, McCarthy Corporation plc proposed a voluntary arrangement with its creditors pursuant to the legislation of the United Kingdom.

(3)

Mr. Savage served as a director of Consolidated Van Anda Gold Ltd., which became the subject of a cease trade order of the Alberta Securities Commission in February 2002.  Mr. Savage resigned as a director of Consolidated Van Anda Gold Ltd. in August 2003.

IF ANY OF THE ABOVE NOMINEES IS FOR ANY REASON UNAVAILABLE TO SERVE AS A DIRECTOR, PROXIES IN FAVOUR OF MANAGEMENT WILL BE VOTED FOR ANOTHER NOMINEE IN THEIR DISCRETION UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS SHARES ARE TO BE WITHHELD FROM VOTING IN THE ELECTION OF DIRECTORS.

The board of directors of the Company does not have an executive committee.  The board of directors of the Company has established an Audit Committee to oversee the retention performance and compensation of the Company’s independent auditors, and to oversee and establish procedures concerning systems of internal accounting and control.  The Audit Committee currently comprises of Robert Gayton, Alan C. Savage and David Shaw.

EXECUTIVE COMPENSATION

The following table (presented in accordance with the rules (the "Rules") made under the Securities Act (British Columbia)) sets forth all annual and long-term compensation for services in all capacities to the Company and its subsidiaries for the three most recently completed financial years (to the extent required by the Rules) in respect of John F. Kearney, the current Chief Executive Officer of the Company, Malcolm J.A. Swallow, the Chief Executive Officer of the Company until July 2003, and Robert Gayton, the Chief Financial Officer of the Company (the "Named Executive Officers").  No other executive officers of the Company were in receipt of salaries or bonuses in excess of $150,000 during the financial year ended December 31, 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name And Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Securities Under Options/ SARs Granted (#)	Shares or Units Subject to Resale Restrictions ($)	LTIP Payouts ($)	All Other Compen-sation ($)
John F. Kearney Chairman, President and Chief Executive Officer (1)	2003	105,000	Nil	Nil	600,000	Nil	Nil	Nil

Robert Gayton Chief Financial Officer	2003 2002 2001	5,625 8,483 10,870	Nil Nil Nil	Nil Nil Nil	Nil 200,000 200,000	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

Malcolm J.A. Swallow Former President and Chief Executive Officer(2)	2003 2002 2001	Nil Nil 150,000	Nil Nil Nil	50,631(3) 94,180(3) Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

(1)

Mr. Kearney was appointed Chairman, President and Chief Executive Officer of the Company in July 2003.

(2)

Mr. Swallow was appointed President and Chief Executive Officer of the Company in June 2000.  Mr. Swallow resigned as the President and Chief Executive Officer of the Company in July 2003.

(3)

Paid to Swallow Services Ltd., a company controlled by Mr. Swallow.

Long-Term Incentive Plan (LTIP) Awards

The Company does not have a LTIP pursuant to which cash or non-cash compensation intended to serve as an incentive for performance (whereby performance is measured by reference to financial performance or the price of the Company's securities) is paid.

Option/SAR Grants During the Most Recently Completed Financial Year

The following table provides details on stock options granted to the Named Executive Officers during the year ended December 31, 2003.

Name	Securities Under Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Financial Year	Exercise or Base Price ($/Security)	Market Value of Securities Underlying Options/SARs on the Date of Grant ($/Security)	Expiration Date
John F. Kearney	600,000	66%	$0.23	$0.23	March 18, 2007
Robert Gayton	Nil	N/A	N/A	N/A	N/A
Malcolm J.A. Swallow	Nil	N/A	N/A	N/A	N/A

Aggregate Option/SAR Exercises During the Most Recently Completed Financial Year and
Financial Year-End Option/SAR Values

The following table (presented in accordance with the Rules) sets forth details of all exercises of stock options during the most recently completed financial year by the Named Executive Officers, the number of unexercised options held by the Named Executive Officers at the financial year-end and the value of unexercised in-the-money options on an aggregated basis at the financial year-end.

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized ($)	Unexercised Options/SARs at Financial Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at Financial Year-End(1) ($) Exercisable/ Unexercisable
John F. Kearney(2)	200,000	$100,000	600,000 / Nil	$654,000 / Nil
Robert Gayton	200,000	$48,000	Nil / Nil	Nil / Nil
Malcolm J.A. Swallow(3)	500,000	$250,000	Nil / Nil	Nil / Nil

(1)

The closing price of the common shares of the Company on The Toronto Stock Exchange (the "TSX") on December 31, 2003 was $1.32.

(2)

Mr. Kearney became Chairman, President and Chief Executive Officer of the Company in July 2003.

(3)

Mr. Swallow resigned as the President and Chief Executive Officer of the Company in July 2003 and as a director of the Company in September 2003.

Options and SAR Re-Pricings

There was no re-pricing of stock options under the Company's stock option plan or otherwise during the most recently completed financial year.

Defined Benefit or Actuarial Plan

The Company does not have a defined benefit or actuarial plan.

Termination of Employment, Change in Responsibilities and Employment Contracts

Except as otherwise disclosed herein, the Company and its subsidiaries have no compensatory plan or arrangement in respect of compensation received or that may be received by an executive officer of the Company in the Company's most recently completed or current financial year to compensate such executive officer in the event of the termination of employment (resignation, retirement, change of control) or in the event of a change in responsibilities following a change in control, where in respect of the executive officer the value of such compensation exceeds $100,000.

Composition of Compensation Committee

During 2003, the Compensation Committee consisted of Robert Gayton, David Shaw and Alan C. Savage and was responsible for determining the compensation of executive officers of the Company.

Report on Executive Compensation

Historically, the compensation of executive officers of the Company has been comprised primarily of cash compensation and the allocation of incentive stock options.  In establishing levels of remuneration and in granting stock options, an executive's performance, level of expertise, responsibilities, length of service to the Company and comparable levels of remuneration paid to executives of other companies of comparable size and development within the industry are taken into consideration.  Interested executives do not participate in reviews, discussions or decisions of the Compensation Committee or the board of directors regarding this remuneration.

The general compensation philosophy of the Company for executive officers, including for the Chief Executive Officer, is to provide a level of compensation that is competitive within the North American marketplace and that will attract and retain individuals with the experience and qualifications necessary for the Company to be successful, and to provide long-term incentive compensation which aligns the interest of executives with those of shareholders and provides long-term incentives to members of senior management whose actions have a direct and identifiable impact on the performance of the Company and who have material responsibility for long-range strategy development and implementation.

The Company's stock option plans are administered by the board of directors of the Company.  The stock option plans are designed to give each option holder an interest in preserving and maximizing shareholder value in the longer term, to enable the Company to attract and retain individuals with experience and ability, and to reward individuals for current performance and expected future performance.  Stock option grants are considered when reviewing executive officer compensation packages as a whole.

This report on executive compensation was submitted by the Compensation Committee of the Company, comprising of Robert Gayton, Alan C. Savage and David Shaw.

Compensation of Directors

Historically, the Company did not pay cash compensation to directors of the Company for services rendered in their capacity as directors or for their services rendered as members of committees during 2003. For the financial year 2004 and future years, the Company has agreed to pay directors an annual fee of $8,000 plus $400 for each meeting or committee meeting attended.

From time to time, directors may be retained to provide specific services to the Company and will be compensated on a basis to be negotiated.

The Company has no plans other than the Company's stock option plans previously referred to herein pursuant to which cash or non-cash compensation was paid or distributed to directors during the most recently completed financial year or is proposed to be paid or distributed in a subsequent year.  Directors are eligible to participate in the stock option plans.  During the financial year ended December 31, 2003, 800,000 stock options were granted to directors of the Company.

Insurance

The Company does not currently have any directors’ and officers’ liability insurance or key man insurance.

Performance Graph

The following graph compares the yearly percentage change in the cumulative total shareholder return over the last five financial years of the common shares of the Company, assuming a $100 investment in the common shares of the Company on December 31, 1998, with the TSE 300 Index during such period, assuming dividend reinvestment.  The TSE 300 Index was replaced by the S&P/TSX Composite Index on May 1, 2002.  The historical values of the TSE 300 Index and the S&P/TSX Composite Index are identical for  the period in question (December 31, 1998 to December 31, 2003).

CUMULATIVE VALUE OF A $100 INVESTMENT AS OF DECEMBER 31

DATA	1998	1999	2000	2001	2002	2003
CZN	100	192	304	135	161	1015
S&P/TSX	100	132	141	124	108	137

Indebtedness of Directors and Executive Officers

No director or executive officer, or associate or affiliate of any such director or executive officer, is, or at any time, since the beginning of the most recently completed financial year of the Company, was indebted to the Company.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as described herein, no informed person or proposed director of the Company, or any associate or affiliate of any informed person or proposed director, has had a material interest, direct or indirect, in any transaction of the Company since the commencement of the Company's last fiscal year or in any proposed transaction which has materially affected or would materially affect the Company.

MANAGEMENT CONTRACTS

Except as otherwise disclosed herein, no management functions of the Company are performed to any substantial degree by a person other than the directors or executive officers of the Company.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The board of directors and senior management consider good corporate governance to be central to the effective and efficient operation of the Company. The board has confirmed the strategic objective of the Company of exploring and developing the Prairie Creek Property with the intention of developing and mining the deposit.

The TSX has set out a series of guidelines for effective corporate governance (the "TSX Guidelines"). The TSX Guidelines address matters such as the constitution and independence of corporate boards, the functions to be performed by boards and their committees and the effectiveness and education of board members. The TSX requires the disclosure by each listed corporation of its approach to corporate governance with reference to the TSX Guidelines as it is recognized that the unique characteristics of individual corporations will result in varying degrees of compliance. The Ontario Securities Commission released corporate governance guidelines for comment on January 16, 2004 (the "OSC Guidelines"). The OSC Guidelines have been proposed in order to improve corporate governance practices in light of recent corporate governance related developments in Canada and in the United States. While the proposed OSC Guidelines are not yet in force, the Company has undertaken to re-examine its corporate governance practices in the context of the proposed OSC Guidelines in order to improve its corporate governance practices and will implement any applicable changes to its practices where appropriate.

Set out below is a description of the Company's approach to corporate governance in relation to the TSX Guidelines.

Guideline 1

The board of directors should explicitly assume responsibility for stewardship of the Company.

Comment:

The mandate of the board of directors is to supervise the management of the business and affairs of the Company and, as part of its overall stewardship responsibility, the board of directors assumes responsibility for the following matters:

(a)

Adoption of a Strategic Planning Process

Comment:

The board of directors is charged with taking an early, active and direct role in the strategic planning process, including considering such matters as acquisitions of properties, divestitures of properties, financing and public relations. Management is responsible for the day-to-day operations of the Company, however, the board of directors takes an active role in reviewing projects and corporate direction on a regular basis.  In addition, the board of directors monitors the success of management in implementing and adhering to approved objectives, budgets and strategies.

(b)

Identification of the Principal Risks associated with the Company's Business and Ensuring the Implementation of Appropriate Systems to Manage These Risks

Comment:

Mineral exploration is inherently unpredictable.  Future metal prices, the success of exploration and development programs and permitting activity can have a significant impact on capital requirements and on the company’s business

The board of directors has identified the principal risks of the Company to be, among other things: obtaining of operating permits for the Prairie Creek Project; delays in obtaining such permits; the price of various metals in the international markets; and the affect of metal prices on the ability of the Company to raise the financing required to carry out its exploration, development and permitting activities; and the success of the Company's exploration,  development and permitting activities.

The board of directors has assigned the responsibility for monitoring these risks to the President of the Company.  The board reviews all activities of the President regularly at meetings of the board.

(c)

Succession Planning Including Appointing, Training and Monitoring Senior Management

Comment:

The board of directors makes all senior officer appointments. The board of directors monitors their performance and is responsible for succession planning and management development.

(d)

A Communications Policy for the Company

Comment:

The board of directors has adopted a communications policy which requires the Company to disseminate the material results of its ongoing business and exploration activities and financial operations on a regular and timely basis.  Most of the Company's communications with its shareholders are reviewed by the board of directors including annual financial statements, annual reports, management's discussion and analysis of operating results, quarterly results and management's comments thereon, proxy solicitation materials and press releases relating to material changes, except for periodic press releases whether material or not which are reviewed by management only.

(e)

The Integrity of the Company's Internal Control and Management Information Systems

Comment:

Board approval is required for any management decisions which may have a significant impact on the Company, including material acquisitions and dispositions, capital budgets, debt and equity financings, changes to compensation programs and property acquisitions and divestitures.  The directors have determined that it would be appropriate for most of these issues to be considered by the board as a whole rather than by committee unless directors have a conflict of interest.  The only permanent committees of the board are the Audit Committee, which has been formed to review the Company's financial reporting and to monitor the Company's internal controls and financial information systems, and the Compensation Committee.

Generally, the board of directors is expected to meet a minimum of six times each year. In addition, the board of directors meets at other times when matters requiring its approval are raised and the timing is such that it is not prudent or possible to wait for a regularly scheduled or  quarterly meeting.

Guidelines 2 and 3

A majority of the directors should be “unrelated” directors.

Comment:

The board is currently comprised of seven directors.  The board believes that there are currently four "unrelated" directors and three "related" directors within the meaning of the TSX Guidelines.

Pursuant to the TSX Guidelines, an "unrelated" director is a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the Company, other than interests and relationships arising from shareholdings.  Based on this definition, four of the directors of the Company are "unrelated" directors and three directors, John F. Kearney, Robert Gayton and Alan Taylor are considered to be "related" directors being the Chairman, President and Chief Executive Officer of the Company, the Chief Financial Officer of the Company and the Vice-President and Chief Operating Officer of the Company, respectively.  Prior to July 2003, John MacPherson was considered to have been a related director as he was the Chairman and an employee of the Company.

The TSX Guidelines make an informal distinction between inside and outside directors.  The TSX Guidelines consider an inside director to be a director who is an officer or employee of the Company or any of its affiliates. Each of the "unrelated" directors of the Company is also considered to be an "outside" director of the Company by virtue of the fact he is not an officer or employee of the Company.

Guideline 4

The board of directors should appoint a nominating committee composed exclusively of outside directors with responsibility for proposing new nominees to the board and assessing directors on an ongoing basis.

Comment:

The board of directors determines nominations to the Board. Nominations are generally the result of recruitment efforts by the members of the board and informal and formal discussions with members of the board of directors.  At the present time, the board is made up of four outside and unrelated directors, two inside and related directors and one inside and unrelated director. Assessment of the performance of the directors is carried out by the board of directors as a whole on a periodic basis.

Guideline 5

The board of directors should implement a process for assessing the effectiveness of the board as a whole, its committees and the contribution of individual directors.

Comment:

The board of directors reviews, on an ongoing basis, the effectiveness of the board as a whole, and the contribution and effectiveness of individual directors. The board of directors has determined that the Audit Committee would operate more appropriately if it were to consist entirely of outside and unrelated directors. The board of directors intends to reconstitute the Audit Committee.

Guideline 6

The Company should provide an education and orientation program for new members of the board of directors.

Comment:

The Company has an informal orientation and education program for new members of the board of directors that has been prepared by management of the Company in order to ensure that new directors are familiarized with the Company's business and the procedures of the board of directors. In addition, new directors receive copies of board material and other material regarding the business and operations of the Company (including recent annual reports, annual information forms, proxy solicitation materials and various other operating, property and budget reports) and are encouraged to visit and meet with management on a regular basis.

Guideline 7

The board of directors should examine its size to ensure that it facilitates effective decision making.

Comment:

The board of directors will consider its size each year when it passes a resolution determining the number of directors to be elected at each annual meeting of shareholders.  In determining its appropriate size, the board of directors considers such matters as what is the appropriate size to properly administer the affairs of the Company while maintaining a diversity of views and experience.  The board of directors has considered its present size and has determined that at this time seven members is appropriate to effectively carry out the duties of the board of directors given the Company's current status.  Seven nominees are proposed for election to the board at the annual general meeting.

Guideline 8

The board should review the adequacy and form of compensation of directors to ensure that it reflects the responsibilities and risks involved.

Comment:

Historically, the directors did not receive any fees for acting as directors of the Company. Directors are entitled to participate in the Company's stock option plans and to reimbursement for expenses incurred in attending directors' and shareholders' meetings.  The Compensation Committee has reviewed the compensation paid to directors based on such factors as time commitment, comparative fees paid by other companies in the industry in North America, level of responsibility and the Company's current cash position and has recommended that, for the year 2004 and future years, directors of the Company be paid an annual fee of $8,000 paid quarterly plus a fee of $400 for each board or committee meeting attended.

Guideline 9

Committees of the board of directors should be composed of outside directors, a majority of whom are unrelated.

Comment:

The board of directors currently has two subcommittees: an Audit Committee and a Compensation Committee.  The Audit Committee is currently comprised of two outside and unrelated directors, and one inside and related director.  The board of directors has determined that the Audit Committee would operate more appropriately if it were to consist entirely of outside and unrelated directors. The board of directors intends to reconstitute the Audit Committee.  The Compensation Committee is also currently comprised of two outside and unrelated directors, and one inside and related director.  From time to time, the board of directors will form ad hoc committees to consider specific transactions comprised of persons unrelated to the transaction.

Guideline 10

The board of directors should assume responsibility for, or assign to a committee the general responsibility for, the approach to corporate governance issues.

Comment:

The board of directors assumes responsibility for the Company's approach to corporate governance issues.  The board of directors conducts periodic reviews of the Company's corporate governance practices to ensure continued compliance with applicable stock exchange rules and applicable laws including the OSC Guidelines.

Guideline 11

The board of directors and the Chief Executive Officer together should develop position descriptions for the board of directors and the Chief Executive Officer, involving the definition of the limits to management's responsibilities. In addition, the board of directors should approve or develop corporate objectives which the Chief Executive Officer is responsible for meeting.

Comment:

The board of directors responds to and, if it considers appropriate, approves, with such revisions as it may require, corporate objectives and recommended courses of action which have been brought forward by the Chief Executive Officer and management. In addition to those matters which must be approved by the board of directors by law, significant business activities and actions proposed to be taken by the Company are subject to approval by the board of directors.

Annual capital and operating budgets and significant changes thereto, long range plans, major changes in the organizational structure of the Company, annual financial statements, major acquisitions and dispositions, major financing transactions involving the issuance of shares, acquisitions of properties, long term contracts with significant cumulative financial commitments, appointments of senior executive officers, benefit plans, amendments to stock option plans, issuance of stock options and succession plans, are all subject to approval of the board of directors or, where appropriate, a duly authorized committee of the board of directors.

In addition, the board of directors is responsible for overseeing the strategic direction of the Company, monitoring the performance of the Company's assets and assessing opportunities for and risks affecting the Company's business and assessing means to effectively deal with the same.

Guideline 12

The board of directors should have appropriate structures and procedures to ensure that it can function independently of management.

Comment:

In order to ensure that the board of directors can function independently of management, the unrelated directors will, in appropriate circumstances, meet separately from the related directors as an ad hoc subcommittee of the board of directors.  The board of directors reviews its procedures on an ongoing basis to ensure that it can function independently of management.

Guideline 13

The Audit Committee of the board of directors should be comprised only of outside directors. The Audit Committee should have direct communication channels with external auditors.

Comment:

The Audit Committee currently consists of three directors, two of whom are outside and unrelated directors, and one is an inside and related director. The board of directors has determined that the Audit Committee would operate more appropriately if it were to consist entirely of outside and unrelated directors.  The board of directors intends to reconstitute the Audit Committee. The Audit Committee reviews the Company's audited financial statements and meets with the Company's management and auditors for purposes of reviewing the Company's audited financial statements. The quarterly financial statements of the Company are reviewed by the Audit Committee before presentation to, and review by, the board. In addition, the Audit Committee is charged with the responsibility of monitoring the integrity of the Company’s internal controls and management information systems.  For the purposes of performing these duties, the members of the Audit Committee have the right, at all times, to inspect all of the books and financial records of the Company and to discuss with management and the auditors of the Company any accounts, records and matters relating to the financial statements of the Company.

Guideline 14

The board of directors should implement a system which enables individual directors to engage outside advisors at the Company's expense, in appropriate circumstances.

Comment:

Individual directors may engage outside advisors at the Company's expense and with the authorization of the board in order to provide advice to the director for the purpose of assisting the director in performing his duties as a director of the Company.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (December 31, 2003) (a)	Weighted-average exercise price of outstanding options, warrants and rights (December 31, 2003) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (December 31, 2003)
Equity compensation plans approved by securityholders	600,000	$0.23	1,292,500
Equity compensation plans not approved by securityholders	Nil	Nil	Nil
Total	600,000		1,292,500

APPOINTMENT OF AUDITORS

Unless such authority is withheld, the persons named in the accompanying proxy intend to vote for the appointment of Ellis Foster, as auditors of the Company for the 2004 fiscal year, and to authorize the directors to fix their remuneration.  Ellis Foster were first appointed as auditors of the Company in 1991.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

Approval of New 2004 Stock Option Plan

The Company currently has (i) a 1995 stock option plan (the "1995 Plan"), which had 1,600,000 common shares of the Company reserved for issuance pursuant to the granting of stock options of which 80,000 remain available for issuance and no stock options are outstanding; (ii) a 1996 stock option plan (the "1996 Plan"), which had 1,000,000 common shares of the Company reserved for issuance pursuant to the granting of stock options of which 22,500 remain available for issuance and no stock options are outstanding; and (iii) a 1997 stock option plan (the "1997 Plan"), which had 2,500,000 common shares of the Company reserved for issuance pursuant to the granting of stock options of which 590,000 remain available for issuance and 450,000 stock options are outstanding.

The board of directors of the Company has approved a new 2004 stock option plan (the "2004 Plan") for the Company, subject to shareholder and regulatory approval, to replace the above plans and has approved the cancellation of the 1995 Plan and the 1996 Plan (as no stock options are outstanding under either stock option plan) and the discontinuance of the granting of options under the 1997 Plan, subject the approval of the 2004 Plan.

The purpose of the 2004 Plan is to attract and motivate directors, officers, employees of and service providers to the Company and its subsidiaries (collectively the "Optionees") and thereby advance the Company's interests by affording such persons with an opportunity to acquire an equity interest in the Company through the stock options.  The 2004 Plan authorizes the board of directors to grant stock options to the Optionees on the following terms:

1.

The number of shares subject to each stock option is determined by the board of directors provided that the 2004 Plan, together with all other previously established or proposed share compensation arrangements, may not result in:

(a)

the number of common shares of the Company reserved for issuance pursuant to stock options granted to insiders exceeding 10% of the outstanding issue; or

(b)

the issuance, within a one year period, to insiders of the Company of a number of common shares of the Company exceeding 10% of the outstanding issue or to any one insider of a number exceeding 5% of the outstanding issue.

The outstanding issue is determined on the basis of the number of common shares of the Company outstanding immediately prior to any share issuance, excluding shares issued pursuant to share compensation arrangements over the preceding one-year period.

2.

The maximum number of common shares of the Company which may be issued pursuant to stock options granted under the 2004 Plan, unless otherwise approved by shareholders, is 6,350,000 common shares.

3.

The exercise price of an option may not be set at less than the closing price of the common shares of the Company on the TSX on the trading day immediately preceding the date of grant of the option.

4.

The options may be exercisable for a period of up to ten years, such period and any vesting schedule to be determined by the board of directors of the Company, and are non-assignable, except in certain circumstances.

5.

The options can be exercised by the Optionee as long as the Optionee is a director, officer, employee or consultant to the Company or its subsidiaries or within a period of not more than 90 days after ceasing to be a director, officer, employee or consultant (or such longer period as may be approved by the board of directors of the Company and, if required, the TSX) or, if the Optionee dies, within one year from the date of the Optionee's death.

6.

On the occurrence of a takeover bid, issuer bid or going private transaction, the board of directors will have the right to accelerate the date on which any option becomes exercisable.

A copy of the 2004 Plan is available for viewing up to the date of the Meeting at the Company's offices at Suite 1202, 700 West Pender Street, Vancouver, British Columbia, and at the Meeting.

The affirmative vote of the holders of a majority of the issued and outstanding common shares of the Company entitled to vote and represented in person or by proxy at the Meeting is required for the approval of the 2004 Plan.

Shareholders will be asked at the Meeting to consider, and if thought fit, approve, with or without variation, the ordinary resolution in the form set forth below:

"RESOLVED as an ordinary resolution, that the Company be and is hereby authorized to adopt the 2004 Stock Option Plan pursuant to which the maximum number of common shares of the Company which may be issued pursuant to options granted to directors, officers, employees and consultants of the Company and its subsidiaries, unless otherwise approved by shareholders, is 6,350,000 common shares."

It is expected that, if the resolution is approved, the board of directors of the Company will in due course grant options under the 2004 Plan as the board of directors deems fit in light of the overall compensation program and the relative efforts and contributions of the eligible participants under the 2004 Plan.

The directors of the Company believe the passing of the foregoing ordinary resolution is in the best interests of the Company and recommend that shareholders of the Company vote in favour of the resolution.

The persons named as proxies in the enclosed form of proxy intend to cast the votes represented by proxy in favour of the foregoing resolution unless the holder of common shares who has given such proxy has directed that the votes be otherwise cast.

Approval and Ratification of Rolling 10% Stock Option Plan

Current policies of the TSX require that every stock option plan must have a specified maximum number of shares, authorized by shareholders, issuable pursuant to the plan.  The TSX is currently reviewing its policies in respect of stock option plans and may in future permit the adoption of stock option plans providing that number of common shares which may be issued pursuant to options previously granted and those granted under the plan is a maximum of 10% of the issued and outstanding common shares at the time of the grant.  The board of directors of the Company has approved the adoption of an amended stock option plan (the "Amended 10% Rolling Stock Option Plan") to replace the Company's 2004 Plan (if the 2004 Plan is approved by shareholders at the Meeting), if and when there is a change in TSX policies that permit the adoption of such stock option plans.  There is no assurance that the TSX policies in respect of stock option plans will change in the near term or at all.  It is anticipated that, if permitted, such plans will require that the number of shares which may be reserved for issuance to any one individual may not exceed 5% of the issued shares on a yearly basis and may require that a rolling stock option plan which sets the number of common shares issuable under the plan at a maximum of 10% of the issued and outstanding common shares be approved and ratified by shareholders every three years.  Any increase in the issued and outstanding common shares will result in an increase in the available number of common shares issuable under the Amended 10% Rolling Stock Option Plan, and any exercises of stock options will make new grants available under the plan.  The Amended 10% Rolling Stock Option Plan will in all other respects have the same terms and conditions as the 2004 Plan.

The approval of the Amended 10% Rolling Stock Option Plan requires the affirmative vote of the holders of a majority of the issued and outstanding common shares of the Company entitled to vote and represented in person or by proxy at the Meeting other than the votes attaching to common shares beneficially owned by insiders to whom stock options may be issued pursuant to the Amended 10% Rolling Stock Option Plan and their associates.  Such persons currently hold, directly or indirectly, or exercise control or direction over approximately 282,000 common shares (less than one percent of the currently issued and outstanding common shares).

Shareholders will be asked at the Meeting to consider, and if thought fit, approve with or without variation, the ordinary resolution in the form set forth below:

"RESOLVED, as an ordinary resolution, that the Company be and is hereby authorized to adopt an amended 2004 Stock Option Plan pursuant to which the aggregate number of common shares of the Company which may be issued to directors, officers, employees and consultants of the Company and its subsidiaries may not exceed 10% of the issued and outstanding common shares at the time of the grant and otherwise having the same terms and conditions as the Company's 2004 Stock Option Plan."

If approved by shareholders of the Company, the Amended 10% Rolling Stock Option Plan will take effect upon approval by the TSX and the board of directors of the Company.  If the resolution is passed, the Company will issue a press release announcing the implementation of the Amendment 10% Rolling Stock Option Plan once the changes to TSX policies permitting the adoption of such stock option plans are adopted.

The directors of the Company believe the passing of the foregoing ordinary resolution is in the best interests of the Company and recommend that shareholders of the Company vote in favour of the resolution.

The persons named as proxies in the enclosed form of proxy intend to cast the votes represented by proxy in favour of the foregoing resolution unless the holder of common shares who has given such proxy has directed that the votes be otherwise cast.

Authorization to Issue Additional Shares

The Company from time to time investigates opportunities to raise financing on advantageous terms.  The Company may undertake additional financings over the next year and expects one or more of these to be structured as private placements.  Under the rules of the TSX, the aggregate number of shares of a listed company which are issued or made subject to issuance (i.e., issuable under a share purchase warrant or option or other convertible security) by way of one or more private placement transactions during any particular six-month period may not exceed 25% of the number of shares outstanding (on a non-diluted basis) prior to giving effect to such transactions (the "TSX 25% Rule"), unless there has been shareholder approval of such transactions.

The application of the TSX 25% Rule may restrict the ability of the Company to raise funds by private placement of its securities.

Management of the Company considers it to be in the best interests of the Company to retain flexibility for the Company to solicit private placement funds for working capital, exploration and development and Company operations.  The TSX has a working practice that it will accept advance approval by shareholders in anticipation of private placements that may exceed the TSX 25% Rule, provided such transactions are completed within 12 months of the date such advance approval is given.

The Company's issued and outstanding share capital on the record date for the Meeting is 68,496,427 common shares.  The Company proposes that the maximum number of common shares which either would be issued or made subject to issuance under one or more private placements in the 12 month period commencing June 16, 2004 would not exceed 68,496,427 common shares in the aggregate.

Any private placement proceeded with by the Company under the advance approval being sought at the Meeting will be subject to approval by the directors of the Company and to the following additional restrictions:

(i)

it must be substantially with parties at arms-length to the Company;

(ii)

it cannot materially affect control of the Company;

(iii)

it must be completed within a 12 month period following the date the advance shareholder approval is given; and

(iv)

it must comply with the private placement pricing rules of the TSX which currently require that the issue price per common share must not be lower than the closing market price of the common shares on the TSX on the trading day prior to the date notice of the private placement is given to the TSX (the "Market Price") less the applicable discount, as follows:

Market Price	Maximum Discount
$0.50 or less	25%
$0.51 to $2.00	20%
Above $2.00	15%

(For these purposes, a private placement of unlisted convertible securities is deemed to be a private placement of the underlying listed securities at an issue price equal to the lowest possible price at which the securities are convertible by the holders thereof).

In all cases, the TSX retains the discretion to decide whether or not a particular placement is "substantially" at arms-length or will materially affect control, in which case specific shareholder approval may be required.

In anticipation that the Company may wish to enter into one or more private placements in the next 12 months that will result in it issuing and/or making issuable such number of its common shares, taking into account any shares that may be issued upon exercise of any warrants, options or other rights granted in connection with the private placements, that will exceed the TSX 25% Rule, the Company requests shareholders pass an ordinary resolution in the following terms to approve such private placements.

The affirmative vote of the holders of a majority of the issued and outstanding common shares of the Company entitled to vote and represented in person or by proxy at the Meeting is required for the approval of the ordinary resolution.

The ordinary resolution that will be proposed at the Meeting is as follows:

"RESOLVED as an ordinary resolution that the issuance by the Company in one or more private placements during the 12 month period commencing June 16, 2004, of such number of securities as would result in the Company issuing or making issuable up to [68,496,427] common shares, as more particularly described in and subject to the restrictions described in the Company's Information Circular dated May 14, 2004, be, and is hereby, approved."

The directors of the Company believe the passing of the foregoing ordinary resolution is in the best interests of the Company and recommend that shareholders of the Company vote in favour of the resolution.

The persons named as proxies in the enclosed form of proxy intend to cast the votes represented by proxy in favour of the foregoing resolution unless the holder of common shares who has given such proxy has directed that the votes be otherwise cast.

Approval of Amended Notice of Articles and Approval of New Articles

The Business Corporations Act (British Columbia) (the "New Act") has been adopted in British Columbia and is now in effect.  The New Act replaces the Company Act (British Columbia) (the "Former Act") and adopts many provisions similar to those contained in corporate legislation elsewhere in Canada.  The New Act also uses new forms and terminology; most particularly a Memorandum is now called a "Notice of Articles".  The Company wishes to take steps to bring its charter documents into conformity with the New Act and to that end is filing a Notice of Articles, which replaces the Company's "Memorandum", with the Registrar of Companies (British Columbia).

The Company is seeking shareholder approval of certain amendments to its Notice of Articles (the "Amended Notice of Articles") and approval of a new form of Articles (the "New Articles") with a view to updating its charter documents to bring them into line with the New Act and incorporating some of the new provisions of the New Act.  The directors believe that amending the Company's Notice of Articles and adopting the New Articles will bring the Company's charter documents into line with charter documents of companies in other jurisdictions and will enable the Company to be more efficient, flexible and cost-effective.

Copies of the Altered Notice of Articles and the New Articles are available for viewing up to the date of the Meeting at the Company's offices at Suite 1202, 700 West Pender Street, Vancouver, British Columbia, and at the Meeting.

Proposed Amendments to Notice of Articles

1.

Pre-Existing Company Provisions and Majority of Votes Required for Special Resolutions

The regulations under the New Act effectively added certain provisions, called "Pre-Existing Company Provisions" or "PCPs", to every company's Notice of Articles.  The PCPs provide, among other things, that the number of votes required to pass a special resolution (formerly also referred to as a special resolution under the Former Act) or a special separate resolution is at least three-quarters of the votes cast by shareholders present in person or by proxy at the meeting.  This is the majority that was required under the Former Act.  The New Act provides that a special resolution may be passed by at least two-thirds of the votes cast by shareholders present in person or by proxy at the meeting.  The Company proposes to amend its Notice of Articles to delete the PCPs so that, among other things, the provisions of the New Act permitting a two-thirds majority will apply to the Company.

If shareholders approve this resolution, special resolutions will require a two-thirds majority vote, instead of a three-quarters majority vote.  Management believes that this will provide the Company with greater flexibility for future corporate activities and is consistent with companies in other jurisdictions.

Shareholders will be asked at the Meeting to consider, and if thought fit, approve with or without variation, the special resolution in the form set forth below.  The affirmative vote of the holders of at least three-quarters of the issued and outstanding common shares of the Company entitled to vote and represented in person or by proxy at the Meeting is required for the approval of the special resolution.

"RESOLVED, as a special resolution, that:

(a)

the Pre-Existing Company Provisions in the Notice of Articles of the Company are hereby deleted;

(b)

the Company's Notice of Articles is altered accordingly;

(c)

any director or officer of the Company is authorized to execute and file a Notice of Alteration of the Notice of Articles with the Registrar of Companies (British Columbia) along with all other documents and takes such further actions that may be necessary to effect the amendment; and

(d)

the board of directors of the Company is hereby authorized, at any time in its sole discretion, to determine whether or not to proceed with this resolution without further approval, ratification or confirmation by the shareholders."

This amendment to the Notice of Articles shall take effect immediately on the date and time the Notice of Alteration of the Articles is filed with the Registrar of Companies (British Columbia).

The directors of the Company believe the passing of the foregoing special resolution is in the best interests of the Company and recommend that shareholders of the Company vote in favour of the resolution.

The persons named as proxies in the enclosed form of proxy intend to cast the votes represented by proxy in favour of the foregoing resolution unless the holder of common shares who has given such proxy has directed that the votes be otherwise cast.

2.

Proposed Alterations of Authorized Capital

The Company's current authorized capital is 200,000,000 common shares without par value.

The New Act does not require a company's Notice of Articles to contain a fixed authorized capital with respect to each class of shares.  Accordingly, the Company proposes to alter the Notice of Articles of the Company to alter the authorized capital of the Company to an unlimited number of common shares without par value.  The Company believes that having unlimited authorized capital provides the Company with greater flexibility for future corporate activities.

Shareholders will be asked at the Meeting to consider, and if thought fit, approve with or without variation, the special resolution in the form set forth below.  The affirmative vote of the holders of at least three-quarters of the issued and outstanding common shares of the Company entitled to vote and represented in person or by proxy at the Meeting is required for the approval of the special resolution.

"RESOLVED, as a special resolution, that:

(a)

the number of shares of the Company authorized to be issued be increased to an unlimited number of common shares without par value;

(b)

the Company's Notice of Articles be altered accordingly;

(c)

any director or officer of the Company is authorized to execute and file a Notice of Alteration of the Notice of Articles with the Registrar of Companies (British Columbia) along with all other documents and to take such further actions that may be necessary to effect the amendment; and

(d)

the board of directors of the Company is hereby authorized, at any time in its absolute discretion, to determine whether or not to proceed with the above resolutions without further approval, ratification or confirmation by the shareholders."

This amendment to the Notice of Articles shall take effect immediately on the date and time the Notice of Alteration of the Articles is filed with the Registrar of Companies (British Columbia).

The directors of the Company believe the passing of the foregoing special resolution is in the best interests of the Company and recommend that shareholders of the Company vote in favour of the resolution.

The persons named as proxies in the enclosed form of proxy intend to cast the votes represented by proxy in favour of the foregoing resolution unless the holder of common shares who has given such proxy has directed that the votes be otherwise cast.

Adoption of New Articles

Management believes that the New Articles will update and bring its Articles into line with those in other jurisdictions, will provide the Company with greater flexibility for future corporate activities and will result in efficiencies and greater cost-effectiveness.

The resolution approving the New Articles must be passed by not less than three-quarters of the votes cast by the shareholders present in person or by proxy at the Meeting.  The major changes from the existing Articles are:

1.

Certain changes to the Notice of Articles, New Articles and share structure may be made by directors' resolution or by ordinary resolution.  A description of these changes is provided below;

2.

The directors, by directors' resolution, may approve a change of name of the Company without the necessity for Shareholder approval;

3.

Shareholders' meetings may be held by electronic means;

4.

The quorum for shareholders' meetings is changed from two shareholders to one Shareholder present in person or represented by proxy; and

5.

Shareholder meetings may, if authorized by directors' resolution, be held in jurisdictions outside British Columbia.

If the New Articles are adopted by shareholders, the Company may alter its Notice of Articles, New Articles and share structure in the following manner:

1.

by directors' resolution or ordinary resolution, as determined in each case by the directors, to:

(a)

create one or more classes or series of shares and, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares and alter the identifying name of any of its shares;

(b)

establish, increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares;

(c)

change unissued shares with par value into shares without par value or vice versa or change all or any of its fully paid issued shares with par value into shares without par value;

(d)

create, attach, vary or delete special rights or restrictions for the shares of any class or series of shares, if none of those shares have been issued;

(e)

subdivide all or any of its unissued, or fully paid issued, shares; and

(f)

authorize alterations to the New Articles that are procedural or administrative in nature or are matters that pursuant to the New Articles are within the directors' powers, control or authority.

1.

if the New Act does not specify the type of resolution and the New Articles do not specify another type of resolution, by ordinary resolution otherwise alter its shares, authorized share structure or the New Articles.

Shareholders will be asked at the Meeting to consider, and if thought fit, approve with or without variation, the special resolution in the form set forth below.  The affirmative vote of the holders of at least three-quarters of the issued and outstanding common shares of the Company entitled to vote and represented in person or by proxy at the Meeting is required for the approval of the special resolution.

"RESOLVED, as a special resolution, that:

(a)

the Company adopt the New Articles in substitution for the existing Articles of the Company;

(b)

any director or officer of the Company is authorized to execute and file such documents and take such further action, including any filings with the Registrar of Companies (British Columbia), that may be necessary to effect the amendment; and

(c)

the board of directors of the Company is hereby authorized, at any time in its sole discretion, to determine whether or not to proceed with this resolution without further approval, ratification or confirmation by the shareholders, as more particularly described in and subject to the restrictions described in the Company's Information Circular dated May 14, 2004."

The directors of the Company believe the passing of the foregoing special resolution is in the best interests of the Company and recommend that shareholders of the Company vote in favour of the resolution.

The persons named as proxies in the enclosed form of proxy intend to cast the votes represented by proxy in favour of the foregoing resolution unless the holder of common shares who has given such proxy has directed that the votes be otherwise cast.

ADDITIONAL INFORMATION

Additional information relating to the Company is available under the Company's profile on SEDAR at www.sedar.com and on the Company's website at www.canadianzinc.com.  Financial information is provided in the Company’s Financial Statements and MD & A for the year ended December 31, 2003.

Shareholders may request copies of the Company’s Financial Statements, MD & A, and Annual Information Form by contacting the Company at:

Suite 1202 – 700 West Pender Street

Vancouver, British Columbia V6C 1G8

Tel: (604) 688-2001  Fax: (604) 688-2043

Email: invest@canadianzinc.com

*    *    *    *    *    *    *    *

The contents and sending of this Information Circular have been approved by the directors of the Company.  The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED at Vancouver, Canada as of the 14th day of May, 2004.

BY ORDER OF THE BOARD OF DIRECTORS

(Signed)	(Signed)
John F. Kearney Chairman, President and Chief Executive Officer	Robert Gayton Chief Financial Officer